EXHIBIT 10.1
COLUMBIA BANKING SYSTEM, INC.
2024 EQUITY INCENTIVE PLAN
1.Purpose of the Plan
The purpose of the Plan is to attract and retain the services of employees and directors who are likely to make significant contributions to the success of Columbia Banking System, Inc. (the “Company”) and its Subsidiaries, to provide them with rewards for exceptional performance and contributions to the Company and its Subsidiaries, and to align their long-term interests with those of the Company’s shareholders that they will exert maximum efforts to promote the Company’s growth and success for the ultimate benefit of all its shareholders.
The Plan replaces the 2018 Equity Incentive Plan, as amended, which was approved by the Company’s shareholders at the 2018 Annual Shareholder Meeting and effective on March 28, 2018, (the “Prior Plan”), and will become effective on the date the Plan is approved by the Company’s shareholders (the “Effective Date”). Awards may not be granted under the Prior Plan beginning on the Effective Date, but the Plan will not affect the terms and conditions of any equity award grants under the Prior Plan (or any predecessor plans) granted prior to the Effective Date. In the event that the Plan is not approved by the Company’s shareholders, the Plan shall be null and void and of no force or effect, but the Prior Plan and the Awards granted thereunder (or under any predecessor plan) on or prior to the Effective Date shall remain in full force and effect.
2.Definitions
As used herein, the following definitions shall apply:
a.“Award” means a grant of an Option, Restricted Stock, Restricted Stock Unit (which may or may not include a Dividend Equivalent), Stock Appreciation Right or Cash Award under the Plan.
b.“Award Agreement” means a written agreement entered into by and between a Grantee and the Company setting forth terms and conditions relating to an Award granted to such Grantee. The agreement shall take such form, and contain such terms and conditions, as shall be determined from time to time by the Committee in its sole discretion. Any reference herein to an agreement in writing, and acceptance thereof, will be deemed to include an electronic writing and electronic acceptance to the extent permitted by applicable law.
c.“Cash Award” means an Award granted as described in Section 7 herein.
d.“Board” means the board of directors of the Company.
e.“Cause” means (i) with respect to a Grantee employed pursuant to a written employment, change in control or similar agreement that includes a definition of “Cause,” “Cause” as defined in that agreement or (ii) with respect to any other Grantee, any of the following: (A) dishonesty in performing one’s duties to the Company or a Subsidiary, (B) willful misconduct, or a willful failure to act, with the intent of injuring, or having the effect of injuring, the reputation, business or business relationships of the Company or a Subsidiary, or any of their officers, directors or employees; (C) conviction of a felony or of any crime involving fraud, dishonesty or moral turpitude or that reflects unfavorably on the Company or a Subsidiary; (D) willful or prolonged absence from work or failure for any reason to perform duties as an Employee or Director, unless excused by the Company or a Subsidiary, whichever is the entity for which services are performed; (E) breach of any material terms of an employment or service agreement with the Company or a Subsidiary, including an Award Agreement; or (F) disqualification or bar by any governmental or self-regulatory authority from serving in the capacity required by his or her job description or loss of any governmental or self-regulatory license that is reasonably necessary for such Grantee to perform his or her duties or responsibilities.

f.“Change in Control” means the first to occur of the following events:
(i)Any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person) assets from the Company that have a total gross fair market value equal to or more than two-thirds (2/3) of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions;
(ii)Any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) acquires ownership of stock of the Company that, together with stock held by such person, constitutes more than two-thirds (2/3) of the total fair market value or total voting power of the stock of the Company; provided, however, that the event described in this paragraph (ii) will not be deemed to be a Change in Control by virtue of the ownership, or acquisition, of stock of the Company:  (A) by the Company or its Subsidiaries, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or its Subsidiaries, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (D) pursuant to a Non-Qualifying Transaction as defined in paragraph (iv) of this definition;
(iii)The date a majority of members of the Company’s Directors is replaced during any 12-month period by persons whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; provided, however, that the appointment or election of any individual initially elected or nominated as a Director as a result of an actual or publicly threatened election contest with respect to Directors or as a result of any other actual or publicly threatened solicitation of proxies by or on behalf of any person other than the Board will be deemed to be not endorsed by the Board; or
(iv)The consummation of a merger, consolidation, reorganization or similar corporate transaction of the Company, unless, following such transaction, (A) the shareholders of the Company immediately prior to such transaction own directly or indirectly immediately following such transaction more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the entity resulting from such transaction (or the ultimate parent entity that has beneficial ownership of at least 95% of the voting power of such resulting entity) (the “Surviving Entity”) in substantially the same proportion as their voting power immediately prior to the transaction; (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Entity) is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities of the Surviving Entity and (C) at least a majority of the Surviving Entity’s directors were the Company’s Directors at the time the Board approved such transaction (any transaction that satisfies all of the criteria specified in (A), (B) and (C) of this paragraph is a “Non-Qualifying Transaction”).
g.“Code” means the Internal Revenue Code of 1986, as amended.
h.“Common Stock” means the no par value common stock of the Company.
i.“Committee” has the meaning given to such term in Section 4.a.

j.“Company” has the meaning given to such term in Section 1.
k.“Covered Person” has the meaning given to such term in Section 4.c.
l.“Director” means a person elected or appointed as a member of the Board or the board of directors of a Subsidiary.
m.“Disability” has the meaning given to such term in Code Section 22(e)(3).
n.“Dividend Equivalent” means, with respect to Restricted Stock Units, an amount equal to the total dollar value of all ordinary cash dividends that would have been paid on the shares of Common Stock covered by the Award between the date of grant of the Restricted Stock Units and the date on which the Restricted Stock Units are settled if such shares of Common Stock had been delivered pursuant to such Award. A Restricted Stock Unit does not include a Dividend Equivalent unless the Award Agreement for the Restricted Stock Unit clearly specifies that it does. Further, a Grantee shall have no right to receive payment of a Dividend Equivalent unless and until the Restricted Stock Unit that includes it Vests and is settled as provided herein.
o.“Effective Date” has the meaning given to such term in Section 1.
p.“Employee” means a person employed by the Company or a Subsidiary.
q.“Exchange Act” means the Securities Exchange Act of 1934, as amended.
r.“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
(i)If the Common Stock is listed on any established stock exchange or a national market system, including without limitation The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid price, if no sales were reported) as quoted on such exchange or system for such date (or, if such pricing information is not published for such date, the last date prior to such date for which pricing information is published), as reported in The Wall Street Journal or such other source as the Committee deems reliable;
(ii)If the Common Stock is regularly quoted by recognized securities dealers but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for such stock on such date, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or
(iii)In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee and by taking into account such criteria and information as is required to comply with Section 409A to the extent applicable.
s.“Good Reason” means (i) with respect to a Grantee employed pursuant to a written employment, change in control or similar agreement that includes a definition of “Good Reason,” “Good Reason” as defined in that agreement or (ii) with respect to any other Grantee, the occurrence of any of the following in the absence of the Grantee’s written consent: (A) any material and adverse change in the Grantee’s position or authority with the Company as in effect immediately before a Change in Control, other than an isolated and insubstantial action not taken in bad faith and which is remedied by the Company within 30 days after receipt of notice thereof given by the Grantee; (B) the transfer of the Grantee’s primary work site to a new primary work site that is more than 50 miles from the Grantee’s primary work site in effect immediately before a Change in Control; or (C) a diminution of the Grantee’s base salary in effect immediately before a Change in Control by more than 10%, unless such diminution applies generally to similarly situated employees. If the Grantee does not deliver to the Company a written notice of termination within 60 days after the Grantee has knowledge that an event constituting Good Reason has occurred, the event will no longer constitute Good Reason. In addition, the Grantee must give the Company 30 days to cure the event constituting Good Reason and actually terminate employment within 60 days after expiration of the cure period.
t.“Grantee” means a person who has been granted an Award.
u.“Incentive Stock Option” means an Option that qualifies as an “incentive stock option,” as that term is defined in Code Section 422.
v.“Misconduct Event” means (i) the Grantee engages in conduct detrimental to the Company insofar as it causes material financial or reputational harm to the Company or its business activities; (ii) the grant or payment of an Award to a Grantee was based on (A) materially inaccurate performance metrics (whether or not the Grantee was responsible for the inaccuracy) or (B) a material misrepresentation by the Grantee; (iii) the Grantee improperly or with gross negligence failed to identify, raise or assess, in a timely manner and as reasonably expected, risks and/or concerns with respect to risks material to the Company or its business activities; (iv) the Grantee engages in (A) a fraudulent act or (B) knowing and willful misconduct related to the Grantee’s employment or service; or (v) the Grantee violates (A) restrictive covenants to which the Grantee is subject or (B) employment restrictions specified in any agreement between the Company or a Subsidiary and the Grantee following the termination of employment or service.
w.“Nonqualified Stock Option” means an Option, other than an Incentive Stock Option.
x.“Non-Qualifying Transaction” has the meaning given to such term in Section 2.f(iv).
y.“Option” means a right granted under the Plan to purchase Common Stock. Options granted under this Plan may be either Incentive Stock Options or Nonqualified Stock Options, and the term means either or both, as the context requires. Each Award Agreement shall state whether an Option subject to the agreement is an Incentive Stock Option or a Nonqualified Stock Option.
z.“Plan” means this 2024 Equity Incentive Plan of Columbia Banking System, Inc., as amended from time to time.
aa.    “Plan Action” has the meaning given to such term in Section 13.b.
bb.    “Prior Plan” has the meaning given to such term in Section 1.
cc.    “Restricted Stock” means a share of Common Stock, issued under the Plan that is subject to such restrictions and conditions as are set forth in the Plan and the related Award Agreement.
dd.    “Restricted Stock Unit” means a right granted under the Plan to receive a payment in cash or Common Stock, or a combination of both, as determined by the Committee, with a value equal to the sum of (i) the Fair Market Value, on the date that the Restricted Stock Unit is settled, of one share of Common Stock per Restricted Stock Unit, and (ii) the Dividend Equivalent, if the Award Agreement for the Restricted Stock Unit clearly specifies that it includes a Dividend Equivalent. If the Committee determines to settle payment in Common Stock, then it may pay cash in lieu of fractional shares.
ee.    “Section 409A” has the meaning given to such term in Section 23.

ff.    “Shareholder-Employee” means an Employee who owns, at the time an Incentive Stock Option is granted, stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a Subsidiary. For this purpose, the attribution of stock ownership rules of Code Section 424(d) shall apply.
gg.    “Stock Appreciation Right” means a right granted under the Plan to receive a payment in cash or Common Stock, or a combination of both, as determined by the Committee, with a value equal to the excess of (i) the Fair Market Value, on the date of exercise of the right, of one share of Common Stock per Stock Appreciation Right, over (ii) the Fair Market Value, on the date of grant of the right, of such share of Common Stock. Such Fair Market Value shall not be increased or otherwise adjusted because of dividends or other distributions paid at any time on or with respect to shares of Common Stock. In addition, the following shall apply to Stock Appreciation Rights: (1) amounts payable under the Stock Appreciation Right shall not be greater than the excess of the Fair Market Value of Common Stock (disregarding lapse restrictions as defined in Treasury Regulations §1.83-3(i)) on the date the Stock Appreciation Right is granted over the Fair Market Value of the Common Stock (disregarding lapse restrictions as defined in Treasury Regulations §1.83-3(i)) on the date the Stock Appreciation Right is exercised, with respect to the number of shares fixed on or before the date of grant of the Stock Appreciation Right; (2) the Stock Appreciation Right exercise price shall never be less than the Fair Market Value of the underlying Common Stock (disregarding lapse restrictions as defined in Treasury Regulations § 1.83-3(i)) on the date the Stock Appreciation Right is granted; (3) the Stock Appreciation Right shall not include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the Stock Appreciation Right, and (4) no Stock Appreciation Right shall be exercisable later than the 10th anniversary date of its grant.
hh.    “Subsidiary” means, (i) in the case of an Incentive Stock Option, a corporation having a relationship with the Company described in Code Section 424(f), and (ii) in the case of any other type of Award, a corporation with which the Company is considered a single employer under Code Section 414(b).
ii.    “Surviving Entity” has the meaning given to such term in Section 2.f(iv).
jj.    “Vest” means satisfaction in full of all conditions precedent, imposed by the Plan and the related Award Agreement, to a Grantee’s right to exercise an Option, to hold Restricted Stock free of any obligation to forfeit or retransfer the same to the Company or to receive payments under a Restricted Stock Unit, Stock Appreciation Right or Cash Award.
3.Stock Subject to Plan and Maximum Awards
a.General. Subject to the adjustments provided in Section 18, the number of shares of Common Stock that may be made subject to Awards of all types shall be Seven Million, Four Hundred Eighty-Two Thousand (7,482,000). The Company shall reserve such shares, to the extent that it deems appropriate from authorized but unissued shares of Common Stock and from shares of Common Stock that have been reacquired by it. Shares of Common Stock subject to Awards that are assumed, converted or substituted under the Plan as a result of the Company’s acquisition of another company (including by way of merger, combination or similar transaction) will not count against the number of shares that may be granted under the Plan. Available shares under a shareholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan and will not reduce the maximum number of shares available for grant under the Plan, subject to applicable stock exchange requirements.

b.Share Counting. Shares of Common Stock that are made subject to an Award of Options, Restricted Stock, Restricted Stock Units (together with any Dividend Equivalent) or Stock Appreciation Rights that will or may be settled in stock shall be counted against the number of shares set forth in Section 3.a., unless and until the Grantee forfeits rights in the Award by failing to satisfy any condition to Vesting; and shares of Common Stock that are made subject to an Award of Restricted Stock Units (together with any Dividend Equivalent) shall not count against such number if, in either case, they are settled in cash. Any shares of Common Stock made subject to an Award shall again become available to be made subject to a new Award if the shares are not issued because the Award is forfeited or cancelled, but shares of Common Stock shall not again become available under Section 3.a. to be made subject to an Award in the case of shares that are (i) used to satisfy a withholding obligation of the Grantee, (ii) tendered to the Company to pay the exercise price or consideration required to be paid with respect to an Award, and (iii) subject to a Stock Appreciation Right, to the extent the Stock Appreciation Right is exercised.
c.Maximum Awards. The maximum number of shares of Common Stock subject to Incentive Stock Options granted to any one Grantee (other than a non-employee Director) in a calendar year is 100,000.
4.Administration of the Plan
a.The Committee. The power and authority to administer the Plan is vested in the Compensation Committee of the Board (the “Committee”), which shall be selected by the Board and shall consist of at least two directors. Persons selected to the Committee shall satisfy applicable independence criteria of the stock exchange or quotation system on which the Common Stock may then be listed or quoted and be a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act. If the Committee does not exist or the Board, for any reason determined by it desires to directly administer the Plan, then the Board may take any action under the Plan that would otherwise be the responsibility of the Committee. Once appointed, the Committee shall continue to serve until otherwise directed by the Board.
b.Delegation of Responsibilities. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange or quotation system, the Committee may delegate (either generally or specifically) all or some of its power and authority to administer the Plan to one or more of its members, or to any other person or persons selected by it, as it deems appropriate in its sole discretion. The Committee may revoke such delegation at any time.
c.Powers of the Committee. Subject to the terms and conditions explicitly set forth in the Plan, the Committee shall have the authority and discretion to do the following:
(1)determine the persons to whom Awards are to be granted, the times of grant, and the number of shares of Common Stock subject to each Award;
(2)subject to the terms of this Plan, determine the exercise price for shares of Common Stock to be issued pursuant to the exercise of an Option; the purchase price, if any, of Restricted Stock; the Fair Market Value of Common Stock used to determine the amount required to be paid under a Restricted Stock Unit (if applicable) or Stock Appreciation Right; and whether a Restricted Stock Unit includes a Dividend Equivalent;
(3)determine all other terms and conditions (which need not be identical between or among Grantees) of each Award;
(4)modify or amend the terms of any Award previously granted, or grant substitute Options, subject to the provisions of Sections 16 and 21;
(5)cancel or suspend Awards, subject to the provisions of Section 21;

(6)interpret the Plan and Awards;
(7)authorize any person or persons to execute and deliver Award Agreements, or to take any other actions deemed by the Committee to be necessary or appropriate, to effectuate the grant of Awards; and
(8)construe, interpret and implement and correct any defect, supply any omission and reconcile any inconsistency in the Plan and all Award Agreements and determine disputed facts related thereto; provided that, with respect to all claims or disputes arising out of any determination of the Committee that materially adversely affects a Grantee’s Award, (i) the affected Grantee shall file a written claim with the Committee for review, explaining the reasons for such claim, and (ii) the Committee’s decision must be written and must explain the decision.
All decisions, determinations and interpretations of the Committee relating to the Plan and Awards shall be entitled to the maximum deference permitted by law, shall be final, binding and conclusive upon all persons, including all Grantees and any other persons interested in any Awards, and shall be non-reviewable and non-appealable and may be entered as a final judgment in any court having jurisdiction. No member of the Committee or the Board, or any person to whom the Committee delegates its powers, responsibilities or duties in writing (each, a “Covered Person”) shall be liable to any person (including any Grantee) for any action taken or omitted to be taken with respect to the Plan or any Awards. Each Covered Person shall be indemnified and held harmless by the Company against and from:
(x)    any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement, in each case, in good faith; and
(y)    any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, provided that the Company will have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company will have sole control over such defense with counsel of the Company’s choice.
The foregoing right of indemnification will not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful misconduct. The foregoing right of indemnification will not be exclusive of any other rights of indemnification or coverage to which Covered Persons may be entitled under the Company’s articles of incorporation or bylaws or insurance policies, pursuant to any indemnification agreements between such Covered Person and the Company, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.
d.Section 16(b) Compliance and Bifurcation of Plan. It is the intention of the Company that the Plan comply in all respects with Rule 16b-3 under the Exchange Act, and the Plan shall be construed in favor of its so complying. If any Plan provision is determined to not comply with such Rule 16b-3, the provision shall be deemed null and void. Notwithstanding any contrary provisions of the Plan, the Board, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan with respect to

Grantees who are officers and directors subject to Section 16(b) of the Exchange Act, without so restricting, limiting, or conditioning the use of such provision of the Plan with respect to other Grantees.
5.Eligibility
All Employees and Directors are eligible to be selected to be granted an Award. Notwithstanding any contrary provisions of this Plan, a Director who is not also an Employee may not be selected to be granted an Incentive Stock Option.
6.Granting of Awards
a.General. Only Employees and Directors selected by the Committee, in its sole discretion, shall be granted Awards. An Award may consist solely of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Restricted Stock Units (either including or not including a Dividend Equivalent), Stock Appreciation Rights, Cash Awards or any combination of the foregoing. All Awards are subject to the terms and conditions of the Plan. Notwithstanding any actions taken by the Company in connection with the grant of an Award to any person, such person shall have no rights to or under such Award prior to the time he or she first performs services as an Employee or Director. Any Restricted Stock Units that are granted with Dividend Equivalents shall accrue Dividend Equivalents at the time and at the same rate as dividends are paid on shares of Common Stock, which Dividend Equivalents shall be retained by the Company and shall be paid to the Grantee (without interest) if and to the extent that the Restricted Stock Units vest and shall be forfeited if for any reason the Restricted Stock Units are forfeited. For the avoidance of doubt, no dividends or Dividend Equivalents shall be paid on unvested Awards.
b.Award Agreement. Each Award shall be evidenced by an Award Agreement that sets forth the terms and conditions of the Award. A person who is granted an Award shall have no rights under the Award unless and until such person duly executes and delivers to the Company an Award Agreement. An Award shall expire, and the Company shall have no further obligations with respect thereto, if the person does not so execute and deliver an Award Agreement within any period of time prescribed by the Company.
c.Consideration. The Committee shall determine the form and amount, if any, of consideration required to be paid by a Grantee with respect to an Award. Such consideration may take the form of cash, property, shares of Common Stock or services.
d.Arrangements to Cancel Restricted Stock. The Company may make such arrangements as it deems necessary or appropriate to hold shares of Restricted Stock in escrow until the Grantee satisfies all conditions to Vesting and to automatically cancel such shares if the Grantee fails to satisfy such conditions.
7.Cash Awards
a.Grant of Cash Awards. Subject to the terms of this Plan, Cash Awards (including, without limitation, retainers and meeting-based fees for Directors) may be granted to Grantees in such amounts, and upon such terms, at any time and from time to time, as shall be determined by the Committee.
b.Value of Cash Awards. Each Cash Award shall have a value as may be determined by the Committee.
c.Earning of Cash Awards. Each Cash Award shall be subject to such Vesting conditions (which may include performance goals) as determined by the Committee in its discretion.
d.Form and Timing of Cash Awards. Payment of earned Cash Awards shall be as determined by the Committee and as evidenced by the applicable Award Agreement, which shall in any event be no later than as may be required under Section 409A.

8.Vesting of Awards
a.The Committee may impose any terms and conditions on the Vesting of an Award that it determines to be appropriate, including, without limitation, requiring the Grantee to continue to provide services as an Employee or Director for a specified period of time or to meet performance goals established by the Committee. Such terms and conditions shall be set forth in an Award Agreement.
b.Unless otherwise provided in an Award, in the event of the death or Disability of a Grantee who at the time of his or her death or cessation of service due to Disability was an Employee or Director and who was an Employee or Director at all times since the date of grant of (i) a Restricted Stock Award, or (ii) a Restricted Stock Unit Award, then the target number of shares of Restricted Stock and/or Restricted Stock Units, as the case may be, shall Vest upon such death or cessation of services due to Disability.
9.Exercise and Settlement of Awards
a.Options; Stock Appreciation Rights. Grantee shall pay the full exercise price for shares of Common Stock purchased under an Option, at the time the Option is exercised, in cash or other consideration of comparable value deemed acceptable by the Committee (including by tendering, by either actual delivery of shares or by attestation, shares of Common Stock acceptable to the Committee and valued at Fair Market Value as of the date of exercise), or in any combination thereof, as determined by the Committee. The Committee may permit a Grantee to elect to pay the exercise price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Common Stock (or a portion of the shares of Common Stock sufficient to pay the exercise price) acquired upon exercise of the Option and remit to the Company the sale proceeds therefrom sufficient to pay the entire exercise price and any tax withholding resulting from such exercise. The Company shall settle payment of any amounts due under a Stock Appreciation Right upon exercise of such right by the Grantee in accordance with the applicable Award Agreement.
b.Restricted Stock. The Company shall take such actions as it determines to be reasonably necessary to release Restricted Stock from forfeiture restrictions as soon as practicable after the Restricted Stock Vests.
c.Cash Awards. Cash Awards shall be paid as described in Section 7 above.
d.Restricted Stock Units. The Company shall settle payment of any amounts due under a Restricted Stock Unit (and any Dividend Equivalent that it includes) in accordance with the applicable Award Agreement.
10.Terms Applicable to Options
a.Limit on Value of Options Granted. Subject to Section 3.c. above, any number of Options may be granted from time to time to a person eligible to receive the same hereunder, except that in the case of Incentive Stock Options the aggregate Fair Market Value (determined as of the date each Option is granted) of all shares of Common Stock with respect to which Incentive Stock Options become exercisable for the first time by the Grantee in any one calendar year (under all incentive stock option plans of the Company and all Subsidiaries taken together) shall not exceed $100,000.
b.Exercise Price. The exercise price for shares of Common Stock subject to an Option shall not be less than 100% of the Fair Market Value of a share of Common Stock as of the date of grant of the Option; provided, however, that in the case of an Incentive Stock Option granted to an Employee who immediately before the grant of such Incentive Stock Option is a Shareholder-Employee, the Incentive Stock Option exercise price shall be at least 110% of the Fair Market Value of the Common Stock as of the date of grant of the Incentive Stock Option.

c.Term of Option. No Option granted under the Plan shall in any event be exercisable after the expiration of ten (10) years from the date such Option is granted; provided, however, that in the case an Incentive Stock Option granted to an Employee who immediately before such Incentive Stock Option is granted is a Shareholder-Employee, the term of such Incentive Stock Option shall be for not more than five (5) years from the date such Option is granted. Subject to the foregoing and other applicable provisions of the Plan, the Committee shall determine the term of each Option in its sole discretion.
d.Exercise During Lifetime of Grantee. During the lifetime of a Grantee, only the Grantee may exercise such Option.
11.Minimum Vesting
All Awards shall be subject to a minimum vesting schedule of at least twelve months following the date of grant of the Award; provided that vesting may accelerate in connection with death, Disability, retirement or a Change in Control. Notwithstanding the foregoing, up to 5% of the shares of Common Stock available for grant under the Plan may be granted with a minimum vesting schedule that is shorter than that mandated in this Section 11.
12.Termination of Employment or Directorship
a.Unvested Awards. Subject to the provisions of Section 8 above and Section 16 below, and unless otherwise specified in the applicable Award Agreement, a Grantee shall forfeit all rights in, to and under all Awards that have not Vested prior to the time the Grantee first ceases to be an Employee or Director. Such forfeiture shall occur without the need for further action by any person.
b.Vested Restricted Stock Units and Cash Awards. Unless otherwise specified in the applicable Award Agreement, all Restricted Stock Units and Cash Awards that are Vested at the time a Grantee first ceases to be an Employee or Director shall be settled promptly following such event.
c.Vested Options and Stock Appreciation Rights. Options and Stock Appreciation Rights that are Vested at the time a Grantee first ceases to be an Employee or Director shall terminate on, if not exercised before, the earlier of (i) the same day of the third month after the date of termination of the Grantee’s status as an Employee or Director, or (ii) the expiration date of the Option or Stock Appreciation Right provided in the Award Agreement. Notwithstanding the immediately preceding sentence:
(i)Upon the death of a Grantee who at the time of his or her death is an Employee or Director, and who has been an Employee or Director at all times since the date of grant of the Option or Stock Appreciation Right, all of such Grantee’s Options and Stock Appreciation Rights that are Vested at the time of his or her death shall terminate, and may no longer be exercised, on the earlier of (a) one year after such date of death or at such later date as the Committee may set, in is sole discretion; or (b) the expiration date of the Option or Stock Appreciation Right provided in the Award Agreement. The Option or Stock Appreciation Right shall be exercisable at any time prior to such termination by the Grantee’s estate, or by any person or persons who acquire the right to exercise the Option or Stock Appreciation Right by bequest, inheritance or otherwise by reason of the death of the Grantee;
(ii)If a Grantee ceases to be an Employee or Director at any time during the term of his or her Option or Stock Appreciation Right by reason of a Disability and the Grantee has been an Employee or Director at all times since the date of grant of the Option or Stock Appreciation Right, an Option or Stock Appreciation Right that is Vested at such time shall terminate, and may no longer be exercised, on the earlier of (i) one year after the date the Grantee ceases to be an Employee or Director, or (ii) the expiration date of the Option or Stock Appreciation Right provided in his or her Award Agreement;
(iii)If a Grantee ceases to be an Employee or Director for Cause, then all Options and Stock Appreciation Rights that are Vested at such time shall terminate, and may no longer be exercised, immediately upon his or her ceasing to be an Employee or Director; and
(iv)Nonqualified Stock Options and Stock Appreciation Rights granted to a person who is a Director but who ceases thereafter to be a Director (other than due to death or Disability or Cause) shall expire at such time as the Committee shall determine, but in no event more than six (6) months after the person ceases to be a Director, and shall otherwise be exercisable on such terms and conditions as the Committee shall determine.
d.Permitted Absences From Work. A person shall not be treated as ceasing to be an Employee or Director if the interruption of his or her services as such is caused by military leave, sick leave or any other bona fide leave of absence approved by the Company or a Subsidiary, whichever is the entity for which the person primarily performs services; provided, however, that in the case of Incentive Stock Options, the foregoing is subject to any restrictions of laws or regulations applicable to such Options.
13.Compliance with Applicable Law and Clawback Policies
a.Shares of Common Stock shall not be issued pursuant to the Plan or any Award granted hereunder, unless the issuance and delivery of the shares will not violate, and can otherwise be done in a manner that complies with, the provisions of applicable law (including, without limitation, the Securities Act of 1933, as amended, and the Exchange Act), and the rules or regulations of any stock exchange or quotation system on which the Common Stock may then be listed or quoted. Issuance of shares of Common Stock is further subject to the approval of counsel for the Company with respect to such compliance. Notwithstanding anything to the contrary, the Company will not be required to make any payment or grant any Award under the Plan or any Award Agreement that would otherwise be a prohibited golden parachute payment within the meaning of Section 18(k) of the Federal Deposit Insurance Act.
b.If the Committee at any time determines that any consent is necessary or desirable as a condition of, or in connection with, the granting of any Award, the delivery of shares of Common Stock or the delivery of any cash, securities or other property under the Plan, or the taking of any other action thereunder (each such action a “Plan Action”), then, subject to Section 23 such Plan Action will not be taken, in whole or in part, unless and until such consent will have been effected or obtained to the full satisfaction of the Committee. The Committee may direct that any certificate evidencing shares of Common Stock delivered pursuant to the Plan will bear a legend setting forth such restrictions on transferability as the Committee may determine to be necessary or desirable, and may advise the transfer agent to place a stop transfer order against any legended shares. The term “consent” for this purpose shall include (i) any listings, registrations, qualifications, consents, clearances or approvals upon or by any securities exchange, governmental agency or regulatory body, (ii) other consents or authorizations required to comply with, or required to be obtained under, applicable law or (iii) any consents by the Grantee to any restrictions on the shares of Common Stock or other property delivered under the Plan. Nothing herein will require the Company to list, register or qualify the shares on any securities exchange.

c.Awards under the Plan will be subject to the Company’s Policy for the Recovery of Erroneously Awarded Incentive-Based Compensation, the Company’s Amended and Restated Clawback Policy and any other clawback or recapture policy that the Company may adopt from time to time to the extent provided in such policy and, in accordance with such policy, may be subject to the requirement that the Awards be repaid to the Company after they have been distributed to the Grantee. Furthermore, to the full extent permitted by applicable law, in the event a Misconduct Event occurs, the Committee, in its sole discretion, may require the forfeiture and/or repayment of any (i) outstanding, unpaid Awards held by the Grantee, whether vested or unvested and (ii) Awards paid to the Grantee in the three-year period preceding the date on which the Misconduct Event occurs as determined by the Committee (including any gain realized on any Award).
14.Tax Compliance
The Company, in its sole discretion, may take any actions that it deems to be necessary or advisable to comply with all tax reporting and withholding requirements applicable to Awards under applicable law, including, but not limited to, withholding or causing to be withheld from any form of compensation or other amount due a Grantee the amount of taxes to be withheld based on the individual tax rates applicable to a Grantee. Notwithstanding anything to the contrary contained herein, in no event will the Company be liable to a Grantee on account of an Award’s failure to (a) qualify for favorable United States or foreign tax treatment or (b) avoid adverse tax treatment under United States or foreign law, including, without limitation, Section 409A.
15.Non-Transferability
No Award or rights under an Award may be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner, other than by will or by the laws of descent or distribution if permitted herein. Shares of Restricted Stock may be sold, pledged, assigned, hypothecated, transferred, or disposed of only after such shares Vest and are released from forfeiture restrictions in accordance with Section 9.b. and only in compliance with the Company’s policies as in effect from time to time.
16.Change in Control
a.Except as otherwise provided in the applicable Award Agreement, if a Grantee’s employment is terminated by the Company, a Subsidiary or any successor entity thereto without Cause, or the Grantee resigns his or her employment for Good Reason, in either case, on or within two (2) years after a Change in Control, (i) each Award granted to such Grantee prior to such Change in Control will become fully vested (including the lapsing of all restrictions and conditions) and, as applicable, exercisable, and (ii) any shares of Common Stock deliverable pursuant to Restricted Stock Units will be delivered promptly (but no later than 15 days) following such Grantee’s termination of employment. As of the Change in Control date, any outstanding Awards that are subject to performance-vesting conditions shall be deemed earned at the greater of the target level and the actual performance level as of the date of the Change in Control with respect to all open performance periods and will cease to be subject to any further performance conditions. Such Awards will continue to be subject to time-based vesting following the Change in Control in accordance with the original performance period except as determined by the Committee in accordance with Section 16.b.

b.Notwithstanding the foregoing, in the event of a Change in Control, a Grantee’s Award will be treated, to the extent determined by the Committee to be permitted under Section 409A, in accordance with one or more of the following methods as determined by the Committee in its sole discretion: (i) settle such Awards for an amount of cash or securities equal to their value, where in the case of Options and Stock Appreciation Rights, the value of such Awards, if any, will be equal to their in-the-money spread value (if any), as determined in the sole discretion of the Committee; or (ii) provide for the assumption of or the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted under the Plan, as determined by the Committee in its sole discretion. In the event that the consideration paid in the Change in Control includes contingent value rights, earnout or indemnity payments or similar payments, then the Committee will determine if Awards settled under clause (i) above are (a) valued at closing taking into account such contingent consideration (with the value determined by the Committee in its sole discretion) or (b) entitled to a share of such contingent consideration. For the avoidance of doubt, in the event of a Change in Control where all Options and Stock Appreciation Rights are settled for an amount (as determined in the sole discretion of the Committee) of cash or securities, the Committee may, in its sole discretion, terminate any Option or Stock Appreciation Right for which the exercise price is equal to or exceeds the per share value of the consideration to be paid in the Change in Control transaction without payment of consideration therefor.
17.Rights as a Shareholder
No person shall have any rights as a shareholder by reason of an Award until and unless the Company actually issues and delivers shares of Common Stock to such person pursuant to the Award. In the case of Restricted Stock, the Grantee thereof shall have all the rights of a shareholder (including voting and liquidation rights) with respect to shares of Restricted Stock that are issued and delivered to the Grantee, until such shares are forfeited or reacquired by the Company in accordance with the terms of the Award. Notwithstanding the foregoing, all ordinary cash dividends or other ordinary distributions paid upon any share of Restricted Stock during the period of restriction shall be retained by the Company and shall be paid to the Grantee (without interest) if and to the extent that the Award of Restricted Stock vests and shall revert back to the Company if for any reason the share of Restricted Stock upon which such dividends or other distributions were paid reverts back to the Company. Any extraordinary dividends or other extraordinary distributions shall be treated in accordance with Section 18. If any such dividends or distributions are paid in shares of Common Stock, such shares of Common Stock shall automatically be subject to the same restrictions and conditions as the shares of Restricted Stock with respect to which they were paid.
18.Adjustments on Change in Capitalization
Subject to any required action by the shareholders of the Company, the number of shares of Common Stock subject to Awards, the number of shares of Common Stock available for grants under additional Awards, the exercise price for shares of Common Stock specified in each outstanding Option or Stock Appreciation Right, the value of Common Stock used to determine amounts required to be paid under Restricted Stock Units (together with any Dividend Equivalent that it includes) and Stock Appreciation Rights and the individual Grantee limitations set forth in Section 3.c. shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or other subdivision or consolidation of shares, the payment of any extraordinary cash or stock dividend on the Common Stock or any other increase or decrease in the number of such shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” The Committee shall make such adjustments and its determination in that respect shall be final, binding and conclusive. No Incentive Stock Option shall be adjusted by the Committee pursuant to this Section 18 in a manner that causes the Incentive Stock Option to fail to continue to qualify as an “incentive stock option” within the meaning of Code Section 422. Except as otherwise expressly provided in this Section 18, no Grantee shall have any rights by reason of any stock split or other subdivision or consolidation of shares, any payment of an extraordinary cash or stock dividend, or any other increase or decrease in the number of such shares of Common Stock. Except as otherwise expressly provided in this Section 18, any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect the number of shares or price of Common Stock subject to any Award, and no adjustments in Awards shall be made by reason thereof. The grant of an Award shall not affect in any way the right or power of the Company to adjust, reclassify, reorganize or change its capital or business structure.
19.Term of the Plan
The Plan was adopted by the Board on January 24, 2024 and was approved by shareholders on May 8, 2024. Revisions and amendments to the Plan requiring the approval of shareholders of the Company, as described in Section 21, shall be effective when approved by the shareholders. Subject to Section 21, the Plan shall have a term of 10 years following the Effective Date. In the event the Plan terminates or is terminated as provided in this Section 19 or Section 21, it shall remain in effect with respect to any Awards granted under it that are outstanding at the time of such termination.
20.No Right to Employment or Continued Service
Neither the adoption of the Plan nor the granting of an Award shall (i) confer upon any person a right to be employed by or to provide services to the Company or any Subsidiary, or to continue such employment or service; or (ii) interfere in any way with the right of a person, or the right of the Company or a Subsidiary, to terminate such employment relationship or service at any time.
21.Amendment or Early Termination of the Plan
a.Amendment or Early Termination. The Board may terminate the Plan at any time. The Board may amend the Plan from time to time in such respects as the Board deems advisable, except that, without proper approval of the shareholders of the Company, no such revision or amendment shall:
(1)increase the number of shares of Common Stock subject to the Plan, other than in connection with an adjustment under Section 18; or
(2)otherwise modify the Plan in a manner that would require shareholder approval under any applicable laws or regulations or the rules of any stock exchange or quotation system on which the Common Stock may then be listed or quoted.
Subject to the foregoing, it is specifically intended that the Board or Committee may amend the Plan without shareholder approval to comply with legal, regulatory, and stock exchange or quotation system requirements and to avoid unanticipated consequences deemed by the Committee to be inconsistent with the purposes of the Plan or any Award Agreement.
b.Modification and Amendment of Awards. The Board or Committee may modify or amend outstanding Awards granted under the Plan; provided, however that the modification or amendment shall not, without the consent of the Grantee, materially impair or diminish any of the Grantee’s rights or any of the obligations of the Company under such Award. Except as otherwise provided in this Plan or an applicable Award Agreement, no outstanding Award shall be terminated without the consent of the Grantee. Unless the Grantee otherwise agrees, any changes or adjustments made to outstanding Incentive Stock Options granted under this Plan shall be prospective only and shall be made in a manner that will not constitute a “modification,” as defined in Code Section 424(h), and will not cause such Incentive Stock Options to fail to qualify as “incentive stock options” under Code Section 422.

c.Re-pricing or Repurchase of Options and Stock Appreciation Rights. The exercise price of outstanding Options and Stock Appreciation Rights may not be changed, and the Company may not make an offer to purchase outstanding Options or Stock Appreciation Rights for cash or exchange outstanding Options or Stock Appreciation Rights for other securities, at a time when the exercise price of the outstanding Options or Stock Appreciation Rights exceeds the Fair Market Value of the Common Stock covered by the Options or Stock Appreciation Rights, except (i) with the approval of shareholders of the Company, or (ii) as otherwise permitted by Section 18 of the Plan.
22.Nature of Awards; Other Payments or Awards
All Awards are unfunded and unsecured obligations of the Company. Any bookkeeping entries maintained by the Company with respect to Awards are merely for the convenience of the Company. The Company is not required to segregate any assets that may at any time represent an Award and no Grantee or other person shall have any rights or interests in any particular assets of the Company by reason of an Award. A Grantee is a mere general unsecured creditor of the Company with respect to an Award. Nothing contained in the Plan will be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.
23.Section 409A of the Code
The provisions of this Plan are intended to comply with Section 409A of the Code, Treasury regulations issued thereunder, and related Internal Revenue Service guidance (“Section 409A”). Such provisions will be interpreted and applied in a manner consistent with Section 409A so that payments and benefits provided to any Grantee hereunder will not, to the greatest extent possible, be subject to taxation under such Section 409A. Notwithstanding any contrary provisions hereof, this Plan may be amended if and to the extent the Company determines that such amendment is necessary to comply with Section 409A. Without limiting the generality of this Section 23, with respect to any Award made under the Plan that is intended to be “deferred compensation” subject to Section 409A, in each case to the extent required to comply with Section 409A:
a.Any payment due upon a Grantee’s termination of employment or service will be paid only upon such Grantee’s “separation from service” from the Company within the meaning of Section 409A;
b. Any payment due upon a Change in Control of the Company will be paid only if such Change in Control constitutes a “change in ownership” or “change in effective control” within the meaning of Section 409A, and in the event that such Change in Control does not constitute a “change in ownership” or “change in effective control” within the meaning of Section 409A, such Award will vest upon the Change in Control and any payment will be delayed until the first compliant date under Section 409A;
c.If a Grantee is a “specified employee” within the meaning of Section 409A, any payment to be made with respect to such Award in connection with the Grantee’s “separation from service” from the Company within the meaning of Section 409A (and any other payment that would be subject to the limitations in Section 409A(a)(2)(B) of the Code) will be delayed until six months after the Grantee’s separation from service (or earlier death) in accordance with the requirements of Section 409A;
d.Any other securities, other Awards or other property that the Company may deliver in lieu of shares of Common Stock in respect of an Award will not have the effect of deferring delivery or payment beyond the date on which such delivery or payment would occur with respect to the shares that would otherwise have been deliverable (unless the Committee elects a later date for this purpose in accordance with the requirements of Section 409A);

e.With respect to any required consent described in Section 13.b. or the applicable Award Agreement, if such consent has not been effected or obtained as of the latest date provided by such Award Agreement for payment in respect of such Award and further delay of payment is not permitted in accordance with the requirements of Section 409A, such Award or portion thereof, as applicable, will be forfeited and terminate notwithstanding any prior earning or vesting;
f.If the Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the Grantee’s right to the series of installment payments will be treated as a right to a series of separate payments and not as a right to a single payment;
g.If the Award includes Dividend Equivalents, the Grantee’s right to the Dividend Equivalents will be treated separately from the right to other amounts under the Award; and
h.For purposes of determining whether the Grantee has experienced a “separation from service” from the Company within the meaning of Section 409A, “subsidiary” will mean a corporation or other entity in a chain of corporations or other entities in which each corporation or other entity, starting with the Company, has a controlling interest in another corporation or other entity in the chain, ending with such corporation or other entity. For purposes of the preceding sentence, the term “controlling interest” has the same meaning as provided in Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations, provided that the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations.
24.Non-Uniform Determinations; Waiver of Claims; No Third-Party Beneficiaries
a.The Committee’s determinations under the Plan and Award Agreements need not be uniform and any such determinations may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee will be entitled, among other things, to make non-uniform and selective determinations under Award Agreements, and to enter into non-uniform and selective Award Agreements, as to (a) the persons to receive Awards, (b) the terms and provisions of Awards and (c) whether a Grantee’s employment or service has been terminated for purposes of the Plan.
b.Each Grantee of an Award recognizes and agrees that before being selected by the Committee to receive an Award the Grantee has no right to any benefits under the Plan. Accordingly, in consideration of the Grantee’s receipt of any Award hereunder, the Grantee expressly waives any right to contest the amount of any Award, the terms of any Award Agreement, any determination, action or omission hereunder or under any Award Agreement by the Committee, the Company or the Board, or any amendment to the Plan or any Award Agreement (other than an amendment to the Plan or an Award Agreement to which his or her consent is expressly required by the Plan or the express terms of an Award Agreement). Nothing contained in the Plan, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between the Company and any Grantee. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.
c.Except as expressly provided in an Award Agreement, neither the Plan nor any Award Agreement will confer on any person other than the Company and the Grantee of any Award any rights or remedies thereunder. The exculpation and indemnification provisions of Section 4.c will inure to the benefit of a Covered Person’s estate and beneficiaries and legatees.
25.Construction of Certain Terms
The term “Section” or “Sections,” as used herein, shall mean a Section or Sections of this Plan, unless otherwise required by the context. As required by the context, the singular form of words shall include the plural form, and vice-versa.

26.Governing Law
This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the State of Washington and applicable federal law. Any reference in this Plan or in any Award Agreement to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.
27.Disputes; Choice of Forum; Waiver of Jury Trial
a.The Company and each Grantee, as a condition to such Grantee’s participation in the Plan, hereby irrevocably submit to the exclusive jurisdiction of any state or federal court located in the County of Pierce, State of Washington, over any suit, action or proceeding arising out of or relating to or concerning the Plan or, to the extent not otherwise specified in any individual agreement between the Company and the Grantee, any aspect of the Grantee’s employment or service with the Company or the termination of that employment or service.  The Company and each Grantee, as a condition to such Grantee’s participation in the Plan, acknowledge that the forum designated by this Section 27.a. has a reasonable relation to the Plan and to the relationship between such Grantee and the Company.  Notwithstanding the foregoing, nothing herein will preclude the Company from bringing any action or proceeding in any other court for the purpose of enforcing the provisions of this Section 27.a.
b.The agreement by the Company and each Grantee as to forum is independent of the law that may be applied in the action, and the Company and each Grantee, as a condition to such Grantee’s participation in the Plan, (i) agree to such forum even if the forum may under applicable law choose to apply non-forum law, (ii) hereby waive, to the fullest extent permitted by applicable law, any objection which the Company or such Grantee now or hereafter may have to personal jurisdiction or to the laying of venue of any such suit, action or proceeding in any court referred to in Section 27.a., (iii) undertake not to commence any action arising out of or relating to or concerning the Plan in any forum other than the forum described in this Section 27 and (iv) agree that, to the fullest extent permitted by applicable law, a final and non-appealable judgment in any such suit, action or proceeding in any such court will be conclusive and binding upon the Company and each Grantee.
c.Each Grantee, as a condition to such Grantee’s participation in the Plan, hereby irrevocably appoints the General Counsel of the Company as such Grantee’s agent for service of process in connection with any action, suit or proceeding arising out of or relating to or concerning the Plan, who will promptly advise such Grantee of any such service of process.
d.Each Grantee waives any right it may have to trial by jury in respect of any litigation based on, arising out of, under or in connection with the Plan.
* * * * *

CERTIFICATE OF ADOPTION
I certify that the foregoing Plan was duly adopted by the Board of Directors of Columbia Banking System, Inc. on January 24, 2024 and duly approved by the shareholders of Columbia Banking System, Inc. on May 8, 2024.
/s/ Kumi Y. Baruffi
Kumi Y. Baruffi, Secretary